                                                                     EXHIBIT 4.1

                                (Face of Note)

                        11% Senior Secured Note due 2003

                                                            Cusip No. 007903 AB3
     No. R-__                                                       $___,000,000

                          ADVANCED MICRO DEVICES, INC.

     promises to pay to CEDE & CO

     or registered assigns,

     the principal sum of ___ Hundred Million

     Dollars ($___,000,000) on August 1, 2003.

     Interest Payment Dates:  February 1 and August 1

     Record Dates:  January 15 and July 15

                                     Dated:  August 13, 1996


                                     ADVANCED MICRO DEVICES, INC.

[SEAL]                               By:
                                         ------------------
                                         Name:  Marvin Burkett
                                         Title: Senior Vice President, Chief
                                                Financial and Administrative
                                                Officer and Treasurer


                                     By:
                                         -------------------
                                         Name:  Thomas M. McCoy
                                         Title: Vice President, General Counsel
                                                and Secretary

This is one of the Notes
referred to in the within-
mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:
   -----------------------------------
   Authorized Signatory

                                 (Back of Note)

                            11% SENIOR SECURED NOTE
                                   DUE 2003

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. INTEREST. Advanced Micro Devices, Inc., a Delaware corporation (or any successor thereto as provided in the Indenture, the "Company"), promises to pay interest at the rate of 11% per annum of the principal amount of this Note (the "Interest") from the Issue Date to the date of payment of such principal amount of this Note. Installments of Interest shall become due and payable semi-annually in arrears on February 1 and August 1 to the holder of record at the close of business on the immediately preceding January 15 or July 15 (whether or not a Business Day). Additionally, installments of accrued and unpaid Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Interest shall be calculated to accrue from and including the most recent date to which Interest has been paid or provided for (or from and including the Issue Date if no installment of Interest has been paid) to, but not including, the date of payment.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided, however, that all payments with respect to the Global Note and definitive Notes the

Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, (including any successor appointed under the Indenture, the "Trustee") the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of August 1, 1996 (as it may be amended from time to time, the "Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the Issue Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are obligations of the Company. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture and that may be released pursuant to the terms thereof.

     5. OPTIONAL REDEMPTION. As set forth in Section 3.07 of the Indenture, the Notes are not redeemable at the Company's option prior to August 1, 2001 (the "First Optional Redemption Date"). From and after the First Optional Redemption Date, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                                    Percentage
          ----                                    ----------

          2001................................... 105.500%
          2002................................... 102.275%

     Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Company may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase shall receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent or the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all of the Notes then outstanding (including any consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Company and the Trustee together may amend or supplement the Indenture, the Notes or the Collateral Documents to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to enter into additional or supplemental Collateral Documents.

     12. DEFAULTS AND REMEDIES. Events of Default include: default in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days; default in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; failure to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07, 4.09, 4.10 and 4.16 of the Indenture; failure to comply with any of their other respective agreements or covenants in, or provisions of, the Notes or the Indenture and the Default continues for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; default or event of default under the New Credit Agreement or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default'') or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; a final judgment or final judgments for the payment of money entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments are not paid, discharged or stayed for a period of 30 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million; material breach by the Company of any representation or warranty set forth in the Collateral Documents, or material default by the Company in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Company of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company for any reason; and certain events of bankruptcy or insolvency with respect to the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Solely for purposes of calculating "Directing Creditors" pursuant to the terms of the Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the then outstanding Notes may delegate instructional authority under the Intercreditor Agreement to any committee of such Holders, in which event such Holders shall be deemed to represent 100% of the Credit Class (as defined in the Intercreditor Agreement) representing the Notes. The

Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.
     If an Event of Default occurs on or after August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 of the Indenture, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything herein or in the Indenture to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1, of the years set forth below, as set forth below (expressed as a percentage of principal amount):

             Year                         Percentage
             ----                         ----------

             1996........................  11.000%
             1997........................   9.900%
             1998........................   8.800%
             1999........................   7.700%
             2000........................   6.600%


     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. ADDITIONAL INFORMATION. Any Holder of the Notes or prospective investor may obtain a copy of the Indenture and the Collateral Documents without charge by writing to the Company at the following address:

                         Advanced Micro Devices
                         One AMD Place
                         Sunnyvale, California 94088
                         Attention:  General Counsel

                                ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


- ----------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint_____________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


- ----------------------------------------------------------------------------

Date: _________________________

                                 Your Signature:________________________________
                                (Sign exactly as your name appears on the face
                                 of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the box below:

                [_] Section 4.10             [_] Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $___________



Date: ____________________       Your Signature:________________________________
                                 (Sign exactly as your name appears on the Note)


                                 Tax Identification No.:________________


Signature Guarantee.

               SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES

      The following exchanges of a part of this Global Note for Certificated Securities have been made:

                  Amount of     Amount of   Principal Amount
                 decrease in   increase in   of this Global     Signature of
                  Principal     Principal         Note           authorized
                  Amount of     Amount of    following such      officer of
    Date of         this          this          decrease      Trustee or Note
    Exchange     Global Note   Global Note    (or increase)      Custodian
    --------     -----------   -----------    -------------      ---------
